Exhibit 10.2

AMENDMENT TO LOSS RESTORATION AGREEMENT

This AMENDMENT TO LOSS RESTORATION AGREEMENT (the “Amendment”) is dated and effective as of September 30, 2024 (the “Amendment Effective Date”), by and between INTERACTIVE STRENGTH, INC., a Delaware corporation (the “Borrower”) and VERTICAL INVESTORS, LLC, a Mississippi limited liability company (together with its successors assigns, the “Lender”).

RECITALS

WHEREAS, the Borrower and the Lender entered into and executed that certain Loss Restoration Agreement, dated as of April 24, 2024 (the “Loss Restoration Agreement”);

WHEREAS, in connection with the Loss Restoration Agreement, the Borrower issued to the Lender 1,500,000 shares of its Series A Preferred Stock;

WHEREAS, as of the Amendment Effective Date, an additional 59,668 shares of Series A Preferred Stock have been issued as dividends;

WHEREAS, pursuant to the terms of the Exchange Agreement, dated as of the date hereof, the Lender has agreed to exchange all of its Series A Preferred Stock for an equal number of the Borrower’s Series C Preferred Stock (the “Exchange”); and

WHEREAS, in connection with Exchange, the Borrower desires and has requested, and Lender is amenable to amending the Loss Restoration Agreement in certain respects, as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree to amend the Loss Restoration Agreement, as follows:

1.
Recitals. The recitations set forth in the preamble of this Amendment are true and correct and incorporated herein by this reference as operative provisions of this Amendment.

2.
Capitalized Terms. All capitalized terms used in this Amendment shall have the same meaning ascribed to them in the Loss Restoration Agreement, except as otherwise specifically set forth herein.

3.
Conflicts. In the event of any conflict or ambiguity by and between the terms and provisions of this Amendment and the terms and provisions of the Loss Restoration Agreement, the terms and provisions of this Amendment shall control, but only to the extent of any such conflict or ambiguity.

4.
Amendments to Loss Restoration Agreement.

(a)
The definition of Preferred Stock is hereby amended and restated in its entirety to read as follows “2,861,128 shares of Series C Preferred Stock of the Borrower”.

(b)
The definition of Net Trade Value is hereby amended and restated in its entirety to read as follows “means the aggregate amount of funds received by Lender (net of all commissions, transfer fees or other transaction fees of any kind and taxes paid or payable as a result thereof) arising out of the disposition of the Preferred Stock, the disposition of the shares of Common Stock issued pursuant to the exchange agreements entered into by and between the Borrower and the Lender prior to the Amendment Effective Date, the disposition of the shares of Common Stock issued pursuant to all exchange agreements entered into by and between the Borrower and the Lender after the Amendment Effective Date, the disposition of the shares of Common Stock issuable upon conversion of the Preferred Stock, if such Preferred Stock is converted to Common Stock by Lender, or the disposition of any other securities of the Borrower issued to the Lender as a result of its holding the Preferred Stock. For the avoidance of doubt, the Net Trade

Exhibit 10.2

Value shall be determined by Lender.”

(c)
Section 2 of the Loss Restoration Agreement is hereby restated in its entirety as follows:

“2. Borrower’s Obligation to Make Lender Whole. In the event the Net Trade Value received by Lender on or before December 31, 2025, is less than the total amount of Loan principal which has been exchanged for preferred stock or common stock of the Borrower plus interest which would have accrued and been due to Lender thereunder had Lender not exchanged such Loan principal for preferred stock or common stock (the “Total Loan Exchanged Amount”), within ten (10) business days of written demand therefor, Borrower shall pay to Lender via wire transfer in immediately available funds the amount that is equal to (i) Total Loan Exchanged Amount, less (ii) the Net Trade Value.”

(d)
The introductory paragraph of Section 3 of the Loss Restoration Agreement is hereby restated in its entirety as follows:

“3. Application of Excess Amount. Conversely, in the event the Net Trade Value received by Lender on or before December 31, 2025, is greater than the Total Loan Exchange Amount plus 3.5% of the Total Loan Exchange Amount (being 3.5% in excess of the Total Loan Exchange Amount; such amount in excess, collectively, the “Excess Amount”), within thirty (30) days of the final determination of the Excess Amount, the Excess Amount shall be applied by Lender as follows:”

5.
Additional Covenants. Notwithstanding anything herein or in the Loss Restoration Agreement or any other agreement between Borrower and Lender, so long as Lender is a holder of Preferred Stock, Borrower shall not (i) incur any indebtedness, or (ii) issue any preferred securities or other securities with a liquidation or conversion preference with superiority over Lender, unless, in each case, Lender’s prior written consent is first obtained.

6.
Execution. This Amendment may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Amendment. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf’ format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf’ signature page was an original thereof.

[Signatures on the following page]

Exhibit 10.2

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

The Borrower:

INTERACTIVE STRENGTH INC.

By:____/s/ Trent Ward___________________

Name: Trent Ward
Title: Chief Executive Officer

The Lender:

VERTICAL INVESTORS, LLC

By: Addicus Private Equity, LLC, its Manager

By: ___/s/ Stephen D. Miles ______________

Name: Stephen D. Miles

Title: Manager